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                                                                    EXHIBIT 10.2

                          EMPLOYMENT AND STOCK PURCHASE

         AGREEMENT ("Agreement"), dated March _____, 2000, between CATHEL PARTNERS LTD., a Delaware corporation with offices at 68 Schraalenburg Road, Harrington Park, New Jersey 07640 (hereinafter called the "Company"), and Robert
N. Schuck, residing at 85 Somerset Road, Norwood, New Jersey (hereinafter called "Executive").

         WHEREAS, the Company wishes to retain and continue the employment of Executive as its President and CEO; and

         WHEREAS, Executive is desirous of entering into this Agreement upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties to this Agreement agree as follows:

1.       EMPLOYMENT

         Company shall employ Executive, and Executive agrees to continue to serve as the President and CEO of the Company.

2.       EXECUTIVE'S TITLE AND DUTIES

2.1      TITLE AND DUTIES

         Executive shall during the term of his employment hereunder, have primary responsibility for reestablishing the Company as a publicly trading company and seeking out and successfully negotiating a merger with or acquisition of an existing business venture as well as other duties and responsibilities which may be assigned to Executive by the Company's Board of Directors.

3.       TERM AND TERMINATION

         The term of this Agreement shall begin on March 14, 2000 and shall be terminable by the parties as follows:

                  a. Executive may, at his election, terminate this agreement, upon thirty days written notice to the Company, the earlier of one year from the date of this agreement or upon the successful merger of the Company with or acquisition of an existing business venture;

                  b. Company may terminate this agreement, at its election, upon the majority vote of the Board of Directors or at the written request of a majority of the Company's shareholders.

4.       COMPENSATION AND EXPENSES

4.1      SALARY

         The Company shall pay Executive during the Term of Employment a total base salary (the "salary") of $3,000.00 per year, payable in equal monthly installments at the end of each month. It is understood that the Company may, in the sole discretion of its Board of Directors, increase such base salary. If the Company in its discretion increases the compensation of Executive for any period of time, and if Executive accepts such increase, this Agreement shall continue in full force and effect whether or not it

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         has been amended to reflect such increase. Nothing herein is intended or shall be construed to obligate the Company to make such increase. Executive shall not be entitled to receive a finders' fee for introducing the Company to any proposed merger or acquisition partner.

4.2      BUSINESS EXPENSES

         The Company will reimburse Executive for all reasonable expenses properly incurred by him in its behalf in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of the Company.

5.       STOCK PURCHASE AGREEMENT

         In addition to the compensation provided to Executive under Paragraphs
         4.1 and 4.2 hereinabove, Company hereby grants to Executive the right to purchase up to 120,000 shares of the Company's common stock (the "Shares") during the term of this Agreement.

5.1      PURCHASE PRICE AND EXERCISE

         The price to be paid by Executive for the Shares shall be $.005 per share. Consideration to be paid by Executive for the Shares shall be in the form of cash, notes, cancellation of debt or any combination thereof. Executive shall exercise his right to purchase all or some of the Shares by delivering to the Company at its executive offices written notice of his intention to purchase which shall include the number of shares to be purchased and the nature of the consideration to be paid to the Company for the shares. Upon delivery of the written notice along with delivery of payment, the Company shall as soon as is practicable cause to be delivered to Executive a certificate or certificates evidencing the number of shares to be issued to Executive. The parties acknowledge that as of the date of this agreement, the certificates presently held by the Company's transfer agent are in the name of BC Communications Inc., the Company's former name. The parties agree that, upon consent of both parties, the Company may issue to Executive a Share Receipt evidencing the number of shares being issued to Executive which shall be as valid as if the Company had issued to Executive a share certificate or certificates and shall fully vest in Executive all right title and interest in and to the shares being purchased by Executive. Company agrees that upon effectuating the issuance of new certificates reflecting the change of the Company's name, Company shall, upon the request of Executive, immediately cause to be issued to Executive the new certificates evidencing the Shares.

5.2      SHARES TO BE ISSUED

         The Shares being issued under this Agreement shall be restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the "Act") but shall be subject to the exemptions provided pursuant to Rule 701 of the Act so long as at the time that Executive purchases the Shares the Company is not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934 nor is registered nor required to be registered under the Investment Company Act of 1940.

6         EXTENT OF SERVICES.

         The Company acknowledges that Executive is currently an officer and director of other corporations, including Construction Technology Industries Inc. and HITK Corporation and further acknowledges and agrees that Executive will not be required to spend more than an average of 20 hours per month in the performance of his duties. Executive agrees that he shall not seek a merger with or acquisition of any entity in which Executive or a member of his family has a direct or indirect interest, including

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         without limiting the foregoing, being an officer, director or shareholder of the entity. Executive further agrees that in the event that a business venture is made available to the Company and to any entity in which the Executive is an officer, director or shareholder, and the proposed merger or acquisition candidate has not expressed a preference, the company which first filed a registration statement will be entitled to proceed with the proposed transaction.

7.       INDEMNIFICATION

         The Company shall indemnify the Executive and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company to the fullest extent permitted under Delaware law. The Company shall pay all expenses including attorney's fees, actually and necessarily incurred by him in connection with the defense of any action, claim, suit or proceeding, and in connection with any related appeal, including the cost of court settlements.

8.       ASSIGNMENT

         This Agreement and any rights (including Executive's Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that the Company shall have, with Executive's consent, the right to assign its rights hereunder to any third party successor in interest of the Company whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.       NOTICES

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to, the applicable party and addressed as follows:

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
          (i)        if to the Company:                  (ii)   if to Executive:
                     Cathel Partners Ltd.
                     68 Schraalenburg Road                      ROBERT N. SCHUCK
                     Harrington Park, NJ 07640
                                                                85 SOMERSET ROAD
                                                                NORWOOD, NJ 07641
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10.      SEVERABILITY

         If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

11.      WAIVER

         No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or

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         remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.      ENTIRE AGREEMENT/GOVERNING LAW

         This Agreement embodies the entire understanding and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Agreement shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of the State of New Jersey.

13.      HEADINGS

         The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, consisting of five(5) pages, on this ____ day of March ___, 2000.

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
                                                               CATHEL PARTNERS LTD.

                                                                                    /S/
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Witness
                                                               By: John Gitlin
                                                               Its: Vice President

                                                               ROBERT N. SCHUCK

                                                                                    /S/
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Witness

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